EXHIBIT 5.1

VINSON & ELKINS L.L.P. 2300 FIRST CITY TOWER 1001 FANNIN STREET HOUSTON, TEXAS 77002-6760 TELEPHONE (713) 758-2222 FAX (713) 758-2346 www.velaw.com

August 25, 2004

StoneMor Partners L.P.

155 Rittenhouse Circle

Bristol, Pennsylvania 19007

Ladies and Gentlemen:

We have acted as counsel to StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended, of the offering and sale of up to an aggregate of 4,140,000 common units representing limited partner interests in the Partnership (the “Common Units”).

As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

2.	The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership’s Registration Statement on Form S-1 (Commission File No. 333-114354), (such Registration Statement, as amended at the effective date thereof, relating to the Common Units, being referred to herein as the “Registration Statement”), will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the reference to us under the heading “Validity of the Common Units” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

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